UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INTRUSION INC.
(Exact name of registrant as specified in its charter)

Delaware	45-5574718
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

101 East Park Blvd, Suite 1200

Plano, Texas 75074

Telephone: (972) 234-6400

(Address of principal executive offices and zip code)

Copies To:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Telephone: (561) 514-0936

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Warrants to purchase shares of Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-273930

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

Warrants

The description of the warrants of Intrusion, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder set forth under the caption “Description of Securities — Description of Securities We are Offering – Warrants” in the Registrant’s Registration Statement on Form S-1 (File No. 333-273930) as originally filed with the Securities and Exchange Commission on August 11, 2023, including any subsequent amendments thereto (the “Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1*	Restated Certificate of Incorporation of the Registrant
3.2**	Certificate of Amendment to Certificate of Incorporation of the Registrant
3.3***	Bylaws of the Registrant
4.1****	Form of Warrant Agency Agreement
4.2*****	Form of Warrant

* Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated June 15, 2010.

** Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

*** Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2000.

**** Incorporated by reference to Exhibit 4.6 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1, File No. 333-273930, filed on August 25, 2023.

***** Incorporated by reference to Exhibit 4.7 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1, File No. 333-273930, filed on August 25, 2023.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrusion, Inc.

Dated: September 11, 2023	By:	/s/ Anthony Scott
Name: Anthony Scott
Title: Chief Executive Officer and President

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